Exhibit 99.1 Resignation of Carmen Joseph Carbona

RESIGNATION AS DIRECTOR AND OFFICER

TO:              NOVA MINING CORPORATION (the "Corporation")

FROM:        CARMEN JOSEPH CARBONA

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I, CARMEN JOSEPH CARBONA, hereby resign as sole Director and sole Officer of the Corporation

I acknowledge to the Corporation that my resignation as sole director and sole officer of the Corporation is not due to, and has not been caused by, in whole or in part, any disagreement with the Corporation, whether related to the Corporation's operations, policies, practices or otherwise.

Dated effective the 20th day of June, 2013.

/s/Carmen Joseph Carbona
Carmen Joseph Carbona